Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-02845 of Wausau-Mosinee Paper Corporation on Form S-8 of our report dated May 23, 2003, appearing in this annual report on Form 11-K of the Wausau-Mosinee Paper Corporation Savings and Investment Plan for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
June 30, 2003